EXHIBIT 99.1

PROXY

WHEATLAND BANKSHARES

SPECIAL MEETING OF SHAREHOLDERS

to be held                     , 2013

THIS REVOCABLE PROXY IS SOLICITED BY

THE BOARD OF DIRECTORS OF WHEATLAND BANKSHARES

The undersigned shareholder of Wheatland Bankshares, a Wyoming corporation and bank holding company (the “Company”), hereby appoints                 and                 , each in their individual capacity, to serve as proxy. Such proxy will have full power to act, with full power of substitution and revocation, as the proxy of the undersigned to attend the special meeting of shareholders of the Company to be held at the First State Bank Conference Center, 1405 16th Street, Wheatland, Wyoming on                     2013 at 10:00 a.m. local time, and any adjournment or postponement thereof, and to vote all of the shares of common stock, no par value per share, that the undersigned would be entitled to vote if personally present upon the following item and to vote according to their discretion on any other matter which may properly be presented for action at said meeting or any adjournment or postponement thereof:

1.	Approval and Adoption of the Merger Agreement. The approval and adoption of the Plan and Agreement of Merger, dated February 25, 2013, among the Company, First State Bank, Glacier Bancorp, Inc., and Glacier Bank as described in the Proxy Statement, dated , 2013.

[ ]	For	[ ]	Against	[ ]	Abstain

2.	Approval of Proposal to Adjourn Special Meeting. A proposal to approve one or more adjournments of the special meeting of the shareholders of the Company, if necessary or appropriate, including adjournments to solicit additional proxies in favor of the merger.

[ ]	For	[ ]	Against	[ ]	Abstain

The undersigned hereby ratifies and confirms all that said Proxy, or his or her substitute(s), may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement accompanying it.

This Proxy will be voted as specified by you above, or if no choice is specified, this Proxy will be voted “For” the proposals set forth above.

Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a partnership, please provide partnership name and name and capacity of the person signing on behalf of such partnership.

Dated: , 2013

Signature:

Signature:
(If held jointly)

SHAREHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY IN THE PRE-ADDRESSED, PREPAID ENVELOPE PROVIDED.